EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

PSEG ANNOUNCES FIRST QUARTER 2024 RESULTS

$1.06 PER SHARE NET INCOME

$1.31 PER SHARE NON-GAAP OPERATING EARNINGS

Reaffirms 2024 Non-GAAP Operating Earnings Guidance of $3.60 - $3.70 Per Share

(NEWARK, N.J. – April 30, 2024) Public Service Enterprise Group (NYSE: PEG) reported the following results for the first quarter of 2024:

PSEG Consolidated (unaudited)

First Quarter Comparative Results

	Income		Diluted Earnings Per Share
($ millions, except per share amounts)	1Q 2024	1Q 2023	1Q 2024	1Q 2023
Net Income	$532	$1,287	$1.06	$2.58
Reconciling Items	125	(592)	0.25	(1.19)
Non-GAAP Operating Earnings	$657	$695	$1.31	$1.39
Average Shares			500	500

See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

“We are off to a solid start in 2024, with PSEG’s first-quarter results consistent with our expectations to deliver full-year 2024 non-GAAP Operating Earnings guidance of $3.60 to $3.70 per share. As expected, continued rate base growth from investments focused on infrastructure replacement are being offset by higher investment-related expense that will build over the balance of 2024 as we await resolution of our pending distribution rate case later this year. In addition, the nuclear production tax credit went into effect on January 1, 2024, which is expected to provide our nuclear fleet with downside price protection through 2032. We also anticipate realizing most of the increase in PSEG Power’s gross margin for 2024 during the second half of the year.” said Ralph LaRossa, PSEG’s chair, president and CEO.

LaRossa added, “On the operations side, PSE&G met the challenge of quickly restoring service to tens of thousands of customers following a severe rain and windstorm early in the year and maintained reliable service through the wettest first quarter to occur in New Jersey in the last decade. PSEG Nuclear also operated well during the quarter, posting a capacity factor of 96.8% and supplying New Jersey and the region with 8.2 TWh of reliable, carbon-free baseload energy.

“We continue to execute on our long-term strategy to grow PSEG’s non-GAAP Operating Earnings in the range of 5% to 7% annually through 2028 by investing in energy infrastructure to support greater electrification of transportation, homes and workplaces, while also reducing greenhouse gas emissions and helping customers lower their bills through our award-winning energy efficiency programs.

“Our nuclear fleet continues to provide the business with the flexibility to fund its regulated investments, as it also pursues multiple growth paths such as thermal uprates, license extension, hydrogen pilots, and data center power sales, all of which would be incremental to our long-term, forecasted growth rate guidance. PSEG is also continuing to pursue competitive transmission opportunities in the PJM region, including opportunities to support New Jersey’s offshore wind efforts by developing pre-build infrastructure.

“PSEG will continue to prioritize a solid balance sheet, which enables us to fund our five-year regulated capital investment plan totaling $18 billion to $21 billion without the need to issue new equity or sell assets, and to consistently grow our annual shareholder dividend. PSEG recently declared its first quarter dividend of $0.60 per share, representing an indicative annualized increase of $0.12 per share for 2024.”

PSEG Results by Segment

Public Service Electric and Gas

First Quarter Comparative Results

($ millions, except per share amounts)	1Q 2024	1Q 2023
Net Income	$488	$487
Net Income Per Share (EPS)	$0.98	$0.98
Non-GAAP Operating Earnings	$488	$492
Non-GAAP Operating EPS	$0.98	$0.99

PSE&G’s first quarter results benefited from growth in investments with current rate recovery in Transmission, which were offset by higher depreciation and interest expense associated with Electric and Gas distribution investments awaiting rate recovery in our pending rate case, as well as higher O&M costs and the cessation of OPEB related credits, compared with the first quarter of 2023. PSE&G invested approximately $0.8 billion during the first quarter and is on track with its planned 2024 regulated capital investment program of approximately $3.4 billion, with a focus on infrastructure modernization and decarbonization initiatives.

A procedural schedule is available that outlines the milestone dates in the pending PSE&G base electric and gas distribution rate case, which is expected to be resolved later in 2024.

PSEG Power & Other

First Quarter Comparative Results

($ millions, except per share amounts)	1Q 2024	1Q 2023
Net Income	$44	$800
Net Income Per Share (EPS)	$0.08	$1.60
Non-GAAP Operating Earnings	$169	$203
Non-GAAP Operating EPS	$0.33	$0.40

PSEG Power & Other results for the quarter primarily reflect the impact of the scheduled refueling outage at our 100%-owned Hope Creek nuclear plant, as well as higher taxes, the impact of which is timing that will reverse by year end. In addition, the quarter also reflected the positive impact of the federal nuclear production tax credit, effective January 1, 2024. We also anticipate realizing most of the increase in the 2024 gross margin over 2023’s gross margin during the second half of the year based upon the shape of our underlying hedges. This will differ from 2023, when most of the step-up in the average hedged price was realized in the first quarter.

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PSEG will host a conference call to review its first quarter 2024 results, earnings guidance, and other matters with the financial community at 11:00 a.m. ET today. Please register to access this event by visiting:

https://investor.pseg.com/investor-news-and-events.

Media Relations:	Investor Relations:
Marijke Shugrue 862-465-1445 Marijke.Shugrue@pseg.com	Carlotta Chan 973-430-6565 Carlotta.Chan@pseg.com

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. With a continued focus on sustainability, PSEG has appeared on the Dow Jones Sustainability North America Index for 16 consecutive years. PSEG is included on the 2023-2024 list of U.S. News’ Best Companies to Work For. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and other material infrequent items.

See Attachments 7 and 8 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement and should not be considered an alternative to the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and our nuclear generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;

•	failure to attract and retain a qualified workforce;

•	increases in the costs of equipment, materials, fuel, services and labor;

•	the impact of our covenants in our debt instruments and credit agreements on our business;

•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;

•	any inability to extend certain significant contracts on terms acceptable to us;

•	development, adoption and use of Artificial Intelligence by us and our third-party vendors;

•	fluctuations in, or third-party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment projects or programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to receive sufficient financial support for our New Jersey nuclear plants from the markets, production tax credit and/or zero emission certificates program;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as operational, financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2024
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,760	$(445)	$2,333	$872
OPERATING EXPENSES
Energy Costs	997	(445)	928	514
Operation and Maintenance	783	—	465	318
Depreciation and Amortization	295	—	257	38

Total Operating Expenses	2,075	(445)	1,650	870
OPERATING INCOME	685	—	683	2
Net Gains (Losses) on Trust Investments	95	—	—	95
Net Other Income (Deductions)	35	(1)	16	20
Net Non-Operating Pension and OPEB Credits (Costs)	19	—	19	—
Interest Expense	(205)	1	(138)	(68)

INCOME BEFORE INCOME TAXES	629	—	580	49
Income Tax Expense	(97)	—	(92)	(5)

NET INCOME	$532	$—	$488	$44

Reconciling Items Excluded from Net Income(b)	125	—	—	125

OPERATING EARNINGS (non-GAAP)	$657	$—	$488	$169

Earnings Per Share
NET INCOME	$1.06	$—	$0.98	$0.08

Reconciling Items Excluded from Net Income (b)	0.25	—	—	0.25

OPERATING EARNINGS (non-GAAP)	$1.31	$—	$0.98	$0.33

	Three Months ended March 31, 2023
	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$3,755	$(565)	$2,293	$2,027
OPERATING EXPENSES
Energy Costs	1,082	(565)	984	663
Operation and Maintenance	743	—	460	283
Depreciation and Amortization	282	—	244	38

Total Operating Expenses	2,107	(565)	1,688	984
OPERATING INCOME	1,648	—	605	1,043
Income from Equity Method Investments	1	—	—	1
Net Gains (Losses) on Trust Investments	46	—	—	46
Net Other Income (Deductions)	42	(1)	21	22
Net Non-Operating Pension and OPEB Credits (Costs)	28	—	28	—
Interest Expense	(180)	1	(113)	(68)

INCOME BEFORE INCOME TAXES	1,585	—	541	1,044
Income Tax Expense	(298)	—	(54)	(244)

NET INCOME	$1,287	$—	$487	$800

Reconciling Items Excluded from Net Income(b)	(592)	—	5	(597)

OPERATING EARNINGS (non-GAAP)	$695	$—	$492	$203

Earnings Per Share
NET INCOME	$2.58	$—	$0.98	$1.60

Reconciling Items Excluded from Net Income (b)	(1.19)	—	0.01	(1.20)

OPERATING EARNINGS (non-GAAP)	$1.39	$—	$0.99	$0.40

(a)	Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.
(b)	See Attachments 7 and 8 for details of items excluded from Net Income to compute Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	March 31,	December 31,
	2024	2023
DEBT
Commercial Paper and Loans	$525	$949
Long-Term Debt*	21,264	19,284

Total Debt	21,789	20,233
STOCKHOLDERS’ EQUITY
Common Stock	5,003	5,018
Treasury Stock	(1,366)	(1,379)
Retained Earnings	12,250	12,017
Accumulated Other Comprehensive Loss	(169)	(179)

Total Stockholders’ Equity	15,718	15,477

Total Capitalization	$37,507	$35,710

*	Includes current portion of Long-Term Debt

Attachment 3

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements of Cash Flows

(Unaudited, $ millions)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$532	$1,287
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	129	550

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	661	1,837

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(785)	(714)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,249	(380)

Net Change in Cash, Cash Equivalents and Restricted Cash	1,125	743
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	99	511

Cash, Cash Equivalents and Restricted Cash at End of Period	$1,224	$1,254

Attachment 4

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

March 31, 2024

Electric Sales

	Three Months	Change vs.
Sales (millions kWh)	Ended	2023
Residential	3,089	5%
Commercial & Industrial	6,542	1%
Other	100	2%

Total	9,731	3%

Gas Sold and Transported

	Three Months	Change vs.
Sales (millions therms)	Ended	2023
Firm Sales
Residential Sales	657	6%
Commercial & Industrial	446	7%

Total Firm Sales	1,103	6%

Non-Firm Sales*
Commercial & Industrial	174	23%

Total Non-Firm Sales	174

Total Sales	1,277	8%

* Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months	Change vs.
	Ended	2023
Degree Days - Actual	2,110	9%
Degree Days - Normal	2,557

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. The measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 5

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown

	Three Months Ended
	March 31,
	2024	2023
Nuclear - NJ	5,337	5,494
Nuclear - PA	2,864	2,886

	8,201	8,380

Attachment 6

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Weighted Average Common Shares Outstanding (millions)
Basic	499	497
Diluted	500	500
Stock Price at End of Period	$66.78	$62.45
Dividends Paid per Share of Common Stock	$0.60	$0.57
Dividend Yield	3.6%	3.7%
Book Value per Common Share	$31.54	$29.64
Market Price as a Percent of Book Value	212%	211%

Attachment 7

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2024	2023
	($ millions, Unaudited)
Net Income	$532	$1,287
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	(95)	(42)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	258	(772)
Lease Related Activity, pre-tax	(4)	—
Exit Incentive Program (EIP), pre-tax	—	11
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(34)	211

Operating Earnings (non-GAAP)	$657	$695

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500

	($ Per Share Impact - Diluted, Unaudited)
Net Income	$1.06	$2.58
(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.19)	(0.08)
(Gain) Loss on MTM, pre-tax(a)	0.52	(1.55)
Lease Related Activity, pre-tax	(0.01)	—
EIP, pre-tax	—	0.02
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.07)	0.42

Operating Earnings (non-GAAP)	$1.31	$1.39

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

Attachment 8

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2024	2023
	($ millions, Unaudited)
Net Income	$488	$487
EIP, pre-tax	—	7
Income Taxes related to Operating Earnings (non-GAAP) reconciling items	—	(2)

Operating Earnings (non-GAAP)	$488	$492

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2024	2023
	($ millions, Unaudited)
Net Income	$44	$800
(Gain) Loss on NDT Fund Related Activity, pre-tax	(95)	(42)
(Gain) Loss on MTM, pre-tax(a)	258	(772)
Lease Related Activity, pre-tax	(4)	—
EIP, pre-tax	—	4
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(34)	213

Operating Earnings (non-GAAP)	$169	$203

PSEG Fully Diluted Average Shares Outstanding (in millions)	500	500

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.